Exhibit 32.1

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the PBSJ Corporation (the “Company”) hereby certify, to such officers’ knowledge, that:

(i)	the accompanying Annual Report on Form 10-K of the Company for the period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 13 , 2010	/s/ John B. Zumwalt III
John B. Zumwalt III
Chairman of the Board and Chief Executive Officer

Date: January 13 , 2010	/s/ Donald J. Vrana
Donald J. Vrana
Senior Vice President, Treasurer and Chief Financial Officer